UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/19/2007

ProQuest Company
(Exact name of registrant as specified in its charter)

Commission File Number:  1-3246

DE	36-3580106
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

789 Eisenhower Parkway, PO Box 1346, Ann Arbor, MI 48106
(Address of principal executive offices, including zip code)

734.761.4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02.    Termination of a Material Definitive Agreement

On March 20, 2007; Mr. Richard Surratt, President and CEO, and Mr. Todd W. Buchardt, Senior Vice President and General Counsel, waived their respective rights to their multi-year stock option grants. Copies of these letters are attached as Exhibit 99.2 and Exhibit 99.3 respectively.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 21, 2007, ProQuest (the "company") released a press release announcing that the NYSE will suspend trading in its shares.

On March 20, 2007, ProQuest Company (the "company") was advised by the New York Stock Exchange, Inc. ("NYSE") that the NYSE Regulation Board of Directors' Committee determined to affirm the decision of NYSE Regulation Staff to de-list the common stock of the company from trading on the NYSE. The NYSE further advised the company that it will suspend from trading such securities prior to the market opening on March 28, 2007. The NYSE will submit an application under Exchange Act Rule 12d-2 to the Securities and Exchange Commission ("SEC") to de-list such securities from trading on the NYSE. The NYSE advised the company that its decision to suspend trading and commence de-listing proceedings was reached because the company is a late filer. The company was also under review by the NYSE Regulation Staff in light of the delay in filing with the SEC its December 31, 2005 Form 10-K and certain of its fiscal 2006 Form 10-Q and 10-K filings. The company said it anticipates being quoted on the Pink Sheets Electronic Quotation Service as soon as the NYSE suspends trading. The Company has completed a significant amount of work on its restatement and continues to work on preparing its December 31, 2005 financial statements and Form 10-K filing and certain of its fiscal 2006 Form 10-Q filings and its December 30, 2006 financial statements and Form 10-K filing. A copy of the press release is attached as Exhibit 99.1.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Due to a change in his current position and to eliminate any appearance of conflict of interests, effective March 20, 2007, director Michael S. Geltzeiler resigned from ProQuest Company's Board of Directors and its Audit Committee. Mr. Geltzeiler did not resign as a result of any disagreement on any matter relating to the company. A copy of the resignation letter is attached as Exhibit 17.1.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProQuest Company

Date: March 22, 2007	By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-17.1	Geltzeiler Resignation
EX-99.2	Surratt Waiver of Stock Options
EX-99.3	Buchardt Waiver of Stock Options
EX-99.1	Press Release